EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Interest of Named Experts and Counsel” and to the use of our report dated January 20, 2006 included in the Registration Statement on Amendment No. 2 of the Form SB-2/A of Royaltech Corp. for he registration of shares of its common stock.

CHARTERED ACCOUNTANTS

Vancouver, Canada

July 5, 2006